SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 22, 2010

SILVER PEARL ENTERPRISES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Eric M. Stein, Esq. Joy Z. Hui, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar words or phrases. The forward-looking statements are based on management’s current expectations and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On April 22, 2010 (the “Closing Date”), Silver Pearl Enterprises, Inc. (the “Company,” “we,” “our” or “us”) entered into a Share Exchange Agreement (the “Exchange Agreement”), by and among Keyuan International Group Limited (“Keyuan International”), a company organized under the laws of the British Virgin Islands, Delight Reward Limited, the sole shareholder of Keyuan International and a company organized under the laws of the British Virgin Islands (the “Keyuan International Shareholder”), and Denise D. Smith, our former principal stockholder (“Smith”). Pursuant to the terms of the Exchange Agreement, the Keyuan International Shareholder transferred to us all of the issued and outstanding ordinary shares of Keyuan International (the “Keyuan International Shares”) in exchange for the issuance of 47,658 shares of our Series M preferred stock, par value $0.001 per share (the “Series M Preferred Stock”) (such transaction is sometimes referred to herein as the “Share Exchange”). As a result of the Share Exchange, we are now the holding company of Keyuan Plastics Co., Ltd., the operating subsidiary of Keyuan International organized in the People’s Republic of China (“China” or the “PRC”) and engaged in manufacturing and supplying various petrochemical products in China.

Immediately prior to the Share Exchange, 3,264,000 shares of our common stock, par value $0.001 (the “Common Stock”) then outstanding were cancelled and retired, so that immediately prior to the Private Placement described in Item 3.02 of this Current Report on Form 8-K, we had 2,432,800 shares of Common Stock issued and outstanding.

Securities Purchase Agreement

Immediately after the Share Exchange, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors listed on Exhibit A thereto (collectively, the “Investors”) for the issuance and sale in a private placement of 661,562 units (the “Units”) at a purchase price of $35 per Unit, consisting of, in the aggregate, (a) 5,954,058 shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) convertible into the same number of shares of Common Stock, (b) 661,562 shares of Common Stock (the “Shares”), (c) three-year Series A Warrants to purchase up to 661,562 shares of Common Stock, at an exercise price of $4.50 per share (the “Series A Warrant Shares”), and (d) three-year Series B Warrants to purchase up to 661,562 shares of Common Stock, at an exercise price of $5.25 per share (the “Series B Warrant Shares”), for aggregate gross proceeds of approximately $23.2 million (the “Private Placement”).

Registration Rights Agreement

In connection with the Private Placement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, in which we agreed to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Shares, the Common Stock issuable upon conversion of the Series A Preferred Stock, the Series A Warrant Shares and the Series B Warrant Shares, within 30 calendar days of the Closing Date, and to have the registration statement declared effective within 150 calendar days of the Closing Date or within 180 calendar days of the Closing Date in the event of a full review of the registration statement by the SEC. If we do not comply with the foregoing obligations under the Registration Rights Agreement, we will be required to pay cash liquidated damages to each investor, at the rate of 1% of the applicable subscription amount for each 30 day period in which we are not in compliance; provided, that such liquidated damages will be capped at 10% of the subscription amount of each investor and will not apply to any registrable securities that may be sold pursuant to Rule 144 under the Securities Act, or are subject to an SEC comment with respect to Rule 415 promulgated under the Securities Act.

Securities Escrow Agreement

We also entered into a securities escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which, we delivered into an escrow account 5,000 shares of our Series M Preferred Stock convertible into 5,000,000 shares of Common Stock to be used as escrow shares (the “Escrow Shares”) after we amend our Articles of Incorporation to increase our authorized Common Stock to one hundred million (100,000,000) shares. With respect to the 2010 performance year, if we achieve less than 95% of the 2010 performance threshold, then the Escrow Shares for such year will be delivered to the Investors in the amount of 500,000 shares of Common Stock for each full percentage point by which such threshold was not achieved up to a maximum of 5,000,000 shares of Common Stock.

Lock-up Agreement

On the Closing Date, we and the Keyuan International Shareholder, entered into a lock-up agreement whereby such entity is prohibited from selling our securities until six (6) months after the effective date of the registration statement required to be filed under the Registration Rights Agreement. For one (1) year thereafter, it will be permitted to sell up to 1/12 of its initial holdings every month.

A copy of the Exchange Agreement, the Purchase Agreement, the Registration Rights Agreement, the Securities Escrow Agreement and the Lock-Up Agreement are incorporated herein by reference and are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K. The description of the transactions contemplated by such agreements set forth herein do not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On the Closing Date, we consummated the transactions contemplated by the Exchange Agreement, pursuant to which we acquired all of the issued and outstanding ordinary shares of Keyuan International in exchange for the issuance in the aggregate of 47,658 shares of Series M Preferred Stock to the Keyuan International Shareholder resulting in Keyuan International becoming our wholly owned subsidiary. As a result, we are now a holding company of Keyuan Plastics Co., Ltd., the operating subsidiary of Keyuan International organized in China and are engaged in manufacturing and supplying various petrochemical products in China.

BUSINESS

Operating through our wholly-owned subsidiary, Keyuan Plastics, Co., Ltd. (“Keyuan Plastics”), located in Ningbo, China, we are a leading independent manufacturer and supplier of various petrochemical products in China. Through Keyuan Plastics, our operations include (i) an annual petrochemical manufacturing capacity of 550,000 metric tons (MT) of a variety of petrochemical products, (ii) facilities for the storage and loading of raw materials and finished goods, (iii) a manufacturing technology that can support our manufacturing process with low raw material costs and high utilization and yields, (iv) a strong management team consisting of petrochemical experts with proven track records from some of China’s largest state-owned enterprises in the petrochemical industry, and (v) a robust customer base with long-term purchase contracts.

Storage Tanks	Production Facility

Due to China’s growing demand for refined petrochemical products, which is mainly attributable to China’s robust economic growth and under-developed domestic supply capacity, our customer request orders for the year 2010 have exceeded our current annual production capacity. In order to grow our business to meet the increasing market demands, our management team plans to expand our manufacturing capacity to include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

Asphalt is used as building material for highways, roads, airport pavement or as raw material for emulsified, diluted and modified asphalt. Ranked second in the world in length of highways at 75,000 km (46,603 miles), China’s demand for asphalt has exceeded the domestic supply capacity in the past five years, which resulted in the import of 13.5 million MT in the aggregate from 2005 to 2008. Maintenance and expansion of the highway system is expected to continue; and thus the demand for asphalt is expected to remain high.

The Ningbo Municipal Government has reserved approximately 1.3 million square feet of land adjacent to our current production facility for our proposed manufacturing expansion which will include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

Our Products

We manufacture and supply a variety of petrochemical products, including BTX aromatics, propylene, styrene, liquid petroleum gas (LPG), MTBE and other petrochemicals, each of which is described below:

•
BTX Aromatics: consists of benzene, toluene, xylene and other chemical components used for further processing into oil resin, gasoline and solvent materials widely used in paint, ink, construction coating and pesticide;

•
Propylene: a chemical intermediate which is one of the building blocks for an array of chemical and plastic products that are commonly used to produce polypropylene, acrylonitrile, oxo chemicals, propylene oxide, cumene, isopropyl alcohol, acrylic acid and other chemicals for paints, household detergents, automotive brake fluids, indoor/outdoor carpeting, textile, insulating materials, auto parts and electrical appliances;

•
Styrene: a precursor to polystyrene and several copolymers widely used for packaging materials, construction materials, electronic parts, home appliances, household goods, home furnishings, toys, sporting goods and other products;

•
LPG: a mixture of hydrocarbon gases used as fuel in heating appliances and vehicles. A replacement for chlorofluorocarbons as an aerosol propellant and a refrigerant which reduces damage to the ozone layer; and

•	MTBE & Other Chemicals: MTBE, oil slurry, sulphur and others which are used for a variety of applications including fuel components, refrigeration systems, fertilizers, insecticides and fungicides.

Corporate Structure

Our current corporate structure is set forth below:

Production Capacity and Expansion

The following chart depicts our current production capacity:

Current Capacity Breakdown (MT)

In order to develop our business to meet the increasing customer purchase orders, our management team plans to expand our manufacturing capacity to include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility which is expected to commence operation in the third quarter of 2012.

The following chart depicts our production capacity assuming the completion of the asphalt facility:

Capacity Breakdown with Asphalt Facility (MT)

Petrochemical Manufacturing Process

The following chart illustrates our petrochemical manufacturing process:

Petrochemical Market in China

China has the world’s second largest petrochemical market after the U.S. in terms of production and consumption. China’s petrochemical output value grew from RMB 1,240 billion in 2000 to 6,584 billion in 2008, representing a Compound Annual Growth Rate (CAGR) of 23.2%. China Petrol and Chemical Industry Association (CPCIA) expects that the total profits in petrochemical industry will increase between 8% and 10% in 2010. (Source: http://english.people daily.com.cn)

China’s Petrochemical Market Size from 2000-2008 (RMB billions)

China’s Monthly Imports of Petrochemicals in 2009 (Thousand tons)

 Note: Does not include crude oil.
Source: customs.gov.cn

China’s increasing domestic demand for petrochemical products has exceeded the domestic supply in the past several years:

•
China’s benzene supply grew from 2.13 million MT in 2002 to 4.06 million MT in 2007 representing a CAGR of 13.8%. China’s benzene demand increased from 2.08 million MT in 2002 to 4.25 million MT in 2007, representing a CAGR of 15.4%.

•
China’s toluene supply grew from 697,000 MT in 2002 to 1.52 million MT in 2007, representing a CAGR of 16.9%. China’s toluene demand increased from 1.56 million MT in 2002 to 1.96 million MT in 2007, representing a CAGR of 4.7%.

•
China’s xylene supply grew from 820,000 MT in 2002 to 1.62 million MT in 2007, representing a CAGR of 14.6%. China’s xylene demand increased from 1.1 million MT in 2002 to 1.99 million MT in 2007, representing a CAGR of 12.6%.

•
China’s propylene supply has grown from 3.78 million MT in 2000 to 9.35 million MT in 2006, representing a CAGR of 16.3%. China’s propylene demand has risen from 4.39 million MT in 2000 to 14.43 million MT in 2006, representing a CAGR of 21.9%.

•
China’s styrene supply has grown from 0.89 million MT in 2002 to 2.25 million MT in 2006, representing a CAGR of 26.1%. China’s Styrene demand has increased from 2.69 million MT in 2002 to 4.58 million MT in 2006, representing a CAGR of 14.2%.

•
China’s LPG supply has grown from 12.56 million MT in 2003 to 17.8 million MT in 2007, representing a CAGR of 9.1%. China’s LPG demand has increased from 18.77 million MT in 2003 to 22 million MT in 2007, representing a CAGR of 4.05%.

As a result, China has imported petrochemical products to meet the domestic demand, which is expected to continue for a number of years:

•	China imported 480,000 MT of benzene between 2003 and 2007 averaging 96,000 MT a year;

•	China imported 863,000 MT of toluene in 2002 and 445,000 MT in 2007, averaging 746,000 MT per year;

•	China imported 271,000 MT of xylene in 2002 and 420,000 MT in 2007, averaging 430,000 MT a year;

•	China’s import of propylene has increased from 210,000 MT in 2004 to 920,000 MT in 2008;

•	China’s import of styrene has risen from 1.79 million MT in 2002 to 2.81 million MT in 2008, averaging 2.63 million MT a year;

•	China’s import of LPG was 6.21 million MT in 2003 and 4.2 million MT in 2007, averaging 5.63 million MT of LPG imported per year.

Asphalt Market in China and Pretreatment & Asphalt Process

In addition to its use as raw materials for emulsified, diluted and modified asphalt-based products, asphalt is widely used for highways, roads and airport pavements. Currently the length of China’s highways has reached 75,000 km (46,603 miles) in the aggregate, which made China rank the second in the world in terms of the length of its highway system. According to the PRC government plan, the length of China's highways will reach 100,000 km (62,137 miles) by 2020. In November 2008, Ministry of Communication issued RMB 5 trillion investment plan and according to this plan, the average annual investment for construction of highways in the next five years will be RMB 980 billion, among which 60% will be used for construction of expressways, 20% for provincial highways and 20% for highways in the countryside.

To ensure the high-quality condition of roads and highways, the PRC government requires regular pavement maintenance every five years. In the past five years, the domestic demand for asphalt in China has exceeded supply with total imports of approximately 3.3 million MT in 2009.

Source: www.chem99.com

The following chart depicts the pretreatment and Asphalt Process:

Environmental Protection and Safety Measures

We are committed to environmental protection, facility safety and quality control throughout the design, maintenance and growth of our operation facilities and manufacturing process.

Environmental Protection

We have taken various measures to meet national standards and ensure our environmental compliance. For example, we recycle the water for cooling in our production process and large amounts of water can be saved through recycling. Sulfureted hydrogen generated in production will be sent to the facility for sulfur recovery. The waste water and waste gas will be treated by our sewage water treatment station and emission control facility to meet the national standards before discharge. The industrial residue and garbage will be sent to qualified companies for safe treatment.

Safety Measures

Our safety control measures include:

1.	Distribution control system;
2.	Emergency shutdown mechanism;
3.	Automatic interlocking system;
4.	Detection & alarm system for flammable and toxic gas;
5.	Fire detection & automatic sprinkler system; and
6.	Real-time system and process monitoring system

Quality Control

With our commitment to quality control, our petrochemical products have met all national standards of petrochemical products set by the General Administration of Quality Supervision, the Inspection and Quarantine of the PRC, and National Standardization Committee.

Our Competitive Strengths

As a leading independent petrochemical manufacturer and supplier, our competitive strengths include:

Technology Advantage

We have proprietary manufacturing technologies that allow for better use of raw materials, higher yield rate and enhanced operational efficiency. Specifically, we possess the technology to use heavy oil, instead of naphtha which is a commonly used component in the petrochemical production industry. Heavy oil is approximately RMB 1,000 cheaper per ton and more readily available than naphtha, which provides us with competitive advantage in the selection of raw materials. In addition, we use proprietary catalytic pyrolysis with higher reaction temperature, which results in 15% higher yield rate than conventional fluidized cracking processes. Finally, we use enhanced technologies in our production process that allow for lower capital investment and enhanced operations efficiency.

Research & Development Advantage

Armed with a team of experienced engineers and technicians with state-of-the-art research and laboratory facilities, we are confident in our strong research and development capacities. To further enhance our research capacities, we have partnered with several leading scientists and petrochemical research and development institutions in the industry.

Elite Workforce

Our management team, composed of seasoned petrochemical experts with proven track records from China’s largest state-owned enterprises, provides us with excellent operating management and technical administration. In addition, we have allied with many industry-renowned technology experts and advisors assisting us to achieve consistent technological improvement.

Ideal Location

Our operation and storage facilities are in close proximity to raw material suppliers and downstream manufacturers which provides us with readily available access to raw materials. In addition, being located in Qingshi Chemical Park in Ningbo provides us with access to skilled labor and industry resources.

Sales and Pricing

Sales

In selling our products, approximately 90% of our customers pay cash payment in advance. With respect to core customers with excellent credit history, we may make an exception by conducting credit sales as part of our strategy to maintain core customer loyalty.

In order to meet customers’ demand, we have improved our manufacturing technologies and streamlined our transactional process to achieve a 30 days’ raw material-to-sales cycle.

Currently, our customer request orders for our products have exceeded our production capacity. The following chart sets forth the comparison between our annual production capacity and the size of customer requests for the listed products below:

Product Line	Annual Capacity (MT)	Customer Requests (MT)	Requests/Capacity
BTX Aromatics	345,000	480,000	1.39x
Propylene	51,500	90,000	1.75x
Styrene	36,000	48,000	1.33x
LPG	77,500	93,000	1.20x

Note 1: Contracts are “blanket orders” which define transaction terms and fees. Some customers are required to provide a deposit
Note 2: The actual quantities sold are based on Keyuan’s capacity to satisfy the order as well as customer demand. On an order-to-order basis, Keyuan and customers agree to a minimum and maximum quantity amount, of which Keyuan commits to fulfill the minimum order

Pricing

China’s raw material price fluctuations are primarily attributable to international oil prices and market effects of supply and demand. We set our selling prices based upon benchmark prices published by national petrochemical companies, and/or through individually negotiated prices with customers. Specifically, BTX aromatic prices are influenced by benchmark prices set by the National Development and Reform Commission, or NDRC.

Major Customers

Our target customers are component manufacturers located in the Yangtze River Delta and Pearl River Delta. 80% of our sales are direct sales and the remaining 20% of our sales are via distributors.

Intellectual Property

We have a pending trademark application for the company logo of Keyuan Plastics with the State Administration for Industry and Commerce, Trademark Office. Our management considers our manufacturing technologies and manufacturing design critical to our business, and intends to take steps to protect these technologies.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

Property

We have acquired the state-granted use rights to land set forth in the table below. Currently, we are not leasing any property from third parties.

Item	Address	Size	Leased/Owned	Function
1.	Qingshi Industrial Park, Beilun District, Ningbo, Zhejiang, China	119,093.50 Square meters	Owned	Plant land
2.	No.8 Lianhe Road 239 Block, Qijiashan Neighborhood, Beilun District, Ningbo, Zhejiang, China	4,948.17 Square meters	Owned	Dormitory Building

Employees

Currently, we have 354 full-time employees, including 10 executive officers and other senior management, 21 engineers, 9 sales people, 6 researchers and developers and 37 administrative staff. The remaining 271 full-time employees are production facility manufacturers.

We are compliant with local prevailing wage, contractor licensing and insurance regulations, and have good relations with our employees.

As required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date.

On May 1, 2007, Keyuan Plastics entered into a non-fixed term employment agreement with Mr. Chunfeng Tao, pursuant to which, Keyuan Plastics hired Mr. Tao as its general manager effective May 1, 2007. The compensation in connection with this employment shall be commensurate with Mr. Tao’s duties and responsibility as the general manager and is subject to mutual agreement between Mr. Tao and Keyuan Plastics.

On May 1, 2007, Keyuan Plastics also entered into a confidentiality and non-compete agreement with Mr. Tao, pursuant to which, Mr. Tao agrees, among others, (i) that he will keep in confidence all Keyuan Plastics confidential information obtained in connection with such employment; (ii) that Keyuan Plastics has the sole ownership right to all Keyuan Plastics intellectual properties, either developed by Mr. Tao individually or collectively with other parties during his employment term or within one (1) year following the termination of his employment; and (iii) that within two (2) years following the termination of his employment, he will not, directly or indirectly, engage in any business or other activities related to Keyuan Plastics confidential information that he obtained during his last five (5) years of employment (or such less term) with Keyuan Plastics.

Copies of the employment agreement and confidentiality and non-compete agreement are included herein as Exhibit 10.12 and 10.13.

Corporation Information

Our principal executive offices are located at Ningbo Industrial Park, Ningbo, China 315803, Tel: (86) (0) 574-8623-3999, Fax: (86) (0) 574-8623-2616.

CHINA REGULATIONS

This section sets forth a summary of the most significant China regulations or requirements that may affect our business activities operated in China or our shareholders’ right to receive dividends and other distributions of profits from the PRC subsidiary.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by the China's Ministry of Commerce (MOFCOM) and the NDRC in 2007 classified various industries/businesses into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/businesses permitted for foreign investment. Except for those expressly provided with restrictions, encouraged and permitted industries/businesses are usually 100% open to foreign investment and ownership. With regard to those industries/businesses restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The PRC subsidiary’s business does not fall under the industry categories that are restricted to, or prohibited from foreign investment and is not subject to limitation on foreign investment and ownership.

Regulation of Foreign Currency Exchange

Foreign currency exchange in the PRC is governed by a series of regulations, including the Foreign Currency Administrative Rules (1996), as amended, and the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), as amended. Under these regulations, the Renminbi is freely convertible for trade and service-related foreign exchange transactions, but not for direct investment, loans or investments in securities outside the PRC without the prior approval of State Administration of Foreign Exchange (SAFE). Pursuant to the Administrative Regulations Regarding Settlement, Sale and Payment of Foreign Exchange (1996), foreign investment enterprises, or FIEs may purchase foreign exchange without the approval of SAFE for trade and service-related foreign exchange transactions by providing commercial documents evidencing these transactions. They may also retain foreign exchange, subject to a cap approved by SAFE, to satisfy foreign exchange liabilities or to pay dividends. However, the relevant Chinese government authorities may limit or eliminate the ability of FIEs to purchase and retain foreign currencies in the future. In addition, foreign exchange transactions for direct investment, loan and investment in securities outside the PRC are still subject to limitations and require approvals from SAFE.

Regulation of FIEs’ Dividend Distribution

The principal laws and regulations in the PRC governing distribution of dividends by FIEs include:

(i)	The Sino-foreign Equity Joint Venture Law (1979), as amended, and the Regulations for the Implementation of the Sino-foreign Equity Joint Venture Law (1983), as amended;

(ii)	The Sino-foreign Cooperative Enterprise Law (1988), as amended, and the Detailed Rules for the Implementation of the Sino-foreign Cooperative Enterprise Law (1995), as amended;

(iii)	The Foreign Investment Enterprise Law (1986), as amended, and the Regulations of Implementation of the Foreign Investment Enterprise Law (1990), as amended.

Under these regulations, FIEs in the PRC may pay dividends only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, the wholly owned foreign enterprises in the PRC are required to set aside at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds unless such reserve funds have reached 50% of their respective registered capital. These reserves are not distributable as cash dividends.

Regulation of a Foreign Currency’s Conversion into RMB and Investment by FIEs

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to Notice 142, FIEs shall obtain verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Violations of Notice 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

Regulation of Foreign Exchange in Certain Onshore and Offshore Transactions

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005. SAFE Notice 75 requires PRC residents (including both corporate entities and natural persons) to register with SAFE or its competent local branch before establishing or controlling any company outside of China referred to as an “offshore special purpose company” for the purpose of raising fund from overseas to acquire assets of, or equity interests in, PRC companies. Under SAFE Notice 75, a “special purpose vehicle”, or SPV, refers to an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents in onshore companies. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. The SAFE regulations require retroactive approval and registration of direct or indirect investments previously made by PRC residents in offshore special purpose companies. To further clarify the implementation of SAFE Notice 75, SAFE issued Circular 106 in May, 2007. Under Circular 106, PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. In the event that a PRC resident shareholder with a direct or indirect investment in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

There still remain uncertainties as to how certain procedures and requirements under the aforesaid SAFE regulations will be enforced, and it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We will attempt to comply, and attempt to ensure that all of our shareholders subject to these rules comply with the relevant requirements. We cannot, however, assure the compliance of all of our China-resident shareholders. Any failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, including restrictions on certain of our subsidiaries’ ability to pay dividends or hinder our investment in those subsidiaries or affect our ownership structure, which could adversely affect our business and prospects.

Government Regulations Relating to Taxation

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, FIEs and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011, 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

The New EIT Law and Implementation Rules of the New EIT Law provide that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payor acting as the obligatory withholder under the New EIT Law, and therefor such income taxes generally called withholding tax in practice. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are a U.S. holding company and substantially all of our income is derived from dividends we receive from our subsidiaries located in the PRC. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

Such income tax may be exempted or reduced by the State Council of the PRC or pursuant to a tax treaty between the PRC and the jurisdictions in which our non-PRC shareholders reside. For example, the 10% withholding tax is reduced to 5% pursuant to the Double Tax Avoidance Agreement Between Hong Kong and Mainland China if the beneficial owner in Hong Kong owns more than 25% of the registered capital in a company in the PRC.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

Regulations of Overseas Investments and Listings

On August 8, 2006, six PRC regulatory agencies, including MOFCOM, the China Securities Regulatory Commission or the CSRC, the State Asset Supervision and Administration Commission or the SASAC, the State Administration of Taxation or the SAT, the State Administration for Industry and Commerce or the SAIC and SAFE, jointly amended and released the M&A Rules, which became effective on September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore SPV formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. CSRC approval procedures require the filing of a number of documents with CSRC and it would take several months to complete the approval process. The application of the M&A Rules with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of CSRC approval requirement.

Regulations on Work Safety

On June 29, 2002, the Work Safety Law (“WSL”) of the PRC was adopted by the Standing Committee of the 9th National People’s Congress and came into effect on November 1, 2002, as amended on August 27, 2009. The WSL provides general work safety requirements for entities engaging in manufacturing and business activities within the PRC. Additionally, Regulation on Work Safety Licenses (“RWSL”), as adopted by the State Council on January 7, 2004 effective on January 13, 2004, requires enterprises engaging in the manufacture of dangerous chemicals to obtain a work safety license with a term of three years. If a work safety license needs to be extended, the enterprise must go through extension procedures with authorities three months prior to its expiration. In addition, on May 17, 2004, the Measures for Implementation of Work Safety Licenses of Dangerous Chemicals Production was promulgated as implementing measures to the Regulation on Work Safety Licenses which provides that entities producing dangerous chemicals are required to obtain work safety licenses pursuant to specific requirements. Without work safety licenses, no entity may engage in the formal manufacture of dangerous chemicals.

The Regulations on the Safety Administration of Dangerous Chemicals (“RSADC”) was promulgated by the State Council on January 26, 2002, effective as of March 15, 2002. It sets forth general requirements for manufacturing and storage of dangerous chemicals in China. The RSADC requires that companies manufacturing dangerous chemicals establish and strengthen their internal regulations and rules on safety control and fulfill the national standards and other relevant provisions of the State. In addition, according to the RSADC, companies that manufacture, store, transport or use dangerous chemicals shall be required to obtain corresponding approvals or licenses with the State Administration of Work Safety and its local branches and other proper authorities. Companies that manufacture or store dangerous chemicals without approval or registration with the proper authorities can be shut down, ordered to stop manufacturing or ordered to destroy the dangerous chemicals. Such companies can also be subject to fines. If criminal law is violated, the persons chiefly liable, along with other personnel directly responsible for such impropriety, shall be subject to relevant criminal liability.

Regulations on Environmental Protection

According to the Prevention and Control of Water Pollution Law, as adopted by the Standing Committee of the 10th National People’s Congress on February 28, 2008 and effective on June 1, 2008, China adopted a licensing system for pollutant discharge. Companies directly or indirectly responsible for discharge of industrial waste water or medical sewage to waters shall be required to obtain a pollutant discharge license. All companies are prohibited from discharging wastewater and sewage to waters without or in violation of the terms of the pollutant discharge license.

The Regulations on the Administration of Construction Projects Environmental Protection (“RACPEP”), as adopted by the State Council on November 18, 1998 and effective on November 29, 1998, governs construction projects and the impact such projects will have on the environment. Pursuant to the RACPEP, the governing body is responsible for supervising the implementation of a three tiered system that includes (i) reviewing and approving a construction project, (ii) overseeing the construction project and (iii) to inspect the finished construction project and ensure that all harmful pollutants are disposed of correctly. Manufacturing companies are required to apply for inspection with environmental protection authorities upon completion of a construction project.

RISK FACTORS

Risks Related to Our Business

Our limited operating history makes evaluation of our business difficult.

We have a limited operating history and have encountered and expect to continue to encounter many of the difficulties and uncertainties often faced by early stage companies. Our limited operating history makes it difficult to evaluate our future prospects, including our ability to develop a wide customer and distribution network for our services, to expand our operations to include additional services and to control raw material costs, all of which are critical to our success. An investor must consider our business and our prospects in light of the risks, uncertainties and difficulties common to early stage companies. We may encounter unanticipated problems, expenses and delays in developing and marketing our services and securing additional blending and storage facilities. We may not be able to successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer, and we may be unable to stay in business.

As of December 31, 2009, we had not yet generated any net income from our operations.

We have incurred net operating losses since our inception. Our net loss was approximately $8,800,000 and $1,500,000 for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2009, we had an accumulated net loss of $10,664,819. Although we anticipate that we will cease to incur operating losses commencing this year, there is no assurance that we will be able to generate net income in the near future or in such amount that meets our anticipation.

Key employees are essential to growing our business.

Chunfeng Tao, Jingtao Ma, Shifa Wang, Weifeng Xue and Mingliang Liu are essential to our ability to continue to grow our business. They have established relationships within the industries in which we operate. If they were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue.

In addition, although we are located in an area with good supply of skilled labor, we still face competition from other companies located in the same area for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

We need additional capital to expand our manufacturing facility and we may not be able to obtain it at acceptable terms, or at all, which could adversely affect our ability to increase our production capacity and expand our business.

With the gross proceeds of $23.2 million from this Private Placement, we still need additional cash resources to expand our manufacturing facility to include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including, but not limited to:

•	investors’ perception of, and demand for, securities of petrochemical manufacturing and supply companies;
•	conditions of the U.S. and other capital markets in which we may seek to raise funds;
•	our future results of operations, financial condition and cash flow;
•	PRC governmental regulation of foreign investment in petrochemical manufacturing companies in China;
•	economic, political and other conditions in China; and
•	PRC governmental policies relating to foreign currency borrowings.

Our operations may be adversely affected by the cyclical nature of the petroleum and petrochemical market and by the volatility of prices of petrochemical products.

All of our revenues are attributable to petrochemical products, which have historically been cyclical and sensitive to the availability and price of raw materials and general economic conditions. Markets for many of our products are sensitive to changes in industry capacity and output levels, cyclical changes in regional and global economic conditions, the price and availability of substitute products and changes in consumer demand, which from time to time have had a significant impact on product prices in the regional and global markets. Historically, the markets for these products have experienced alternating periods of tight supply, causing prices and margins to increase, followed by periods of capacity additions, finally resulting in oversupply and declining prices and margins. As tariffs and other import restrictions are reduced and the control of product pricing is relaxed in China, the markets for many of our products have become increasingly subject to the cyclicality of regional and global markets.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

At the closing of the Share Exchange, Mr. Chunfeng Tao was appointed as the sole member and Chairman of our Board of Directors (the “Board”). In addition, Mr. Tao also serves as our President, Chief Executive Officer and Chief Financial Officer. As a result, we do not have a majority of independent directors serving on our Board. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.

Our manufacturing processes could expose us to substantial production liability claims which will negatively impact our profitability.

We face an inherent business risk of exposure to product liability claims in the event that the use of our products is alleged to have resulted in adverse side effects. Side effects or marketing or manufacturing problems pertaining to any of our products could result in product liability claims or adverse publicity. These risks will exist for those products in clinical development and with respect to those products that have received regulatory approval for commercial sale. To date, we have not experienced any product liability claims. However, that does not mean that we will not have any such claims with respect to our products in the future which will negatively impact our profitability.

Insurance coverage for some of our operations may be insufficient to cover losses.

The insurance industry in China is still at an early stage of its development. Insurance companies in China offer limited business insurance products or offer them at a high price. We do not maintain insurance coverage for various risks, including environmental claims. A significant uninsured claim against us would have a material adverse effect on our financial position and results of operations.

Failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations that require us to obtain environmental permits for our operations. If we fail to obtain all required environmental permits for our operations, or comply with the provisions of our permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our operations. We are required to comply with extensive and complex environmental laws and regulations at various levels in the PRC relating to, among other things:

•	the handling of petrochemical products;

•	the operation of petrochemical product storage facilities;

•	workplace safety;

•	environmental damage; and

•	hazardous waste disposal.

If we are involved in a spill or other accident involving hazardous substances, or if we are found to be in violation of environmental laws or regulations, we could be subject to liabilities that could have a material adverse effect on our business, financial condition and results of operations. If we should fail to comply with applicable environmental regulations, we could be subject to substantial fines or penalties and to civil and criminal liability. We cannot assure you that at all times we will be in compliance with environmental laws and regulations or our environmental permits or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits.

Our failure to protect our technologies could have a negative impact on our business.

Our manufacturing technologies and process, which have not been patented or registered as our property, are key components of our competitive advantage and our growth strategy. We rely on confidentiality and license agreements with certain of our employees, customers and others to protect the confidentiality of our technologies. If we are unable to adequately protect the confidentiality of these technologies, our business, results of operations, financial condition and prospects could be materially and adversely affected.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and to effectively prevent fraud. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we will have significant additional requirements for enhanced financial reporting and internal controls. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accounting firm addressing these assessments. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will not, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our Common Stock.

Lack of experience as officers of publicly-traded companies of our management team may hinder our ability to comply with Sarbanes-Oxley Act.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff or consultants in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the Sarbanes-Oxley Act’s internal controls requirements, we may not be able to obtain the independent auditor certifications that Sarbanes-Oxley Act requires publicly-traded companies to obtain.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Regulation of Our Business

Uncertainties with respect to the governing regulations could have a material and adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations, including, but not limited to, the laws and regulations governing our business and our ownership of equity interest in Keyuan Plastics, a wholly foreign owned enterprise under the PRC laws. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business permits and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to the PRC subsidiary by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Keyuan Plastics will be subject to restrictions on dividend payments.

We may rely on dividends and other distributions from Keyuan Plastics to provide us with cash flow and to meet our other obligations. Current regulations in the PRC would permit the PRC subsidiary to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, Keyuan Plastics will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if the PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

PRC regulations on loans and direct investments by overseas holding companies in PRC entities may delay or prevent us to make overseas loans or additional capital contributions to our PRC subsidiary.

Under the PRC laws, foreign investors may make loans to their PRC subsidiaries or foreign investors may make additional capital contributions to their PRC subsidiaries. Any loans to such PRC subsidiaries are subject to the PRC regulations and foreign exchange loan registrations, i.e. loans by foreign investors to their PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with the SAFE, or its local branch. Foreign investors may also decide to finance their PRC subsidiaries by means of additional capital contributions. These capital contributions must be examined and approved by the MOFCOM, or its local branch in advance.

Under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China, and such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress or NPC, approved and promulgated the PRC Enterprise Income Tax Law, which we refer to as the New EIT Law. The New EIT Law took effect on January 1, 2008. Under the New EIT Law, Foreign Investment Enterprises, or FIEs, and domestic companies are subject to a uniform tax rate of 25%. The New EIT Law provides a five-year transition period starting from its effective date for those enterprises which were established before the promulgation date of the New EIT Law and which were entitled to a preferential lower tax rate under the then-effective tax laws or regulations.

On December 26, 2007, the State Council issued a Notice on Implementing Transitional Measures for Enterprise Income Tax, or the Notice, providing that the enterprises that have been approved to enjoy a low tax rate prior to the promulgation of the New EIT Law will be eligible for a five-year transition period since January 1, 2008, during which time the tax rate will be increased step by step to the 25% unified tax rate set out in the New EIT Law. From January 1, 2008, for the enterprises whose applicable tax rate was 15% before the promulgation of the New EIT Law , the tax rate will be increased to 18% for year 2008, 20% for year 2009, 22% for year 2010, 24% for year 2011 and 25% for year 2012. For the enterprises whose applicable tax rate was 24%, the tax rate will be changed to 25% from January 1, 2008.

Under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Because the New EIT Law and its implementing rules are new, no official interpretation or application of this new “resident enterprise” classification is available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are “resident enterprises” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the New EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” and we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be credited against our U.S. tax.

Dividends we received from Keyuan Plastics may be subject to PRC withholding tax.

The New EIT Law and the Implementation Rules of the New EIT Law provides that an income tax rate of 10% may be applicable to dividends payable to non-PRC investors that are “non-resident enterprises”, which (i) do not have an establishment or place of business in the PRC, or (ii) have such establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC. The income tax for non-resident enterprises shall be subject to withholding at the income source, with the payer acting as the obligatory withholder under the New EIT Law, and therefore such income taxes are generally called withholding tax in practice. It is currently unclear in what circumstances a source will be considered as located within the PRC. We are an offshore holding company. Thus, if we are considered as a “non-resident enterprise” under the New EIT Law and the dividends paid to us by our subsidiary in the PRC are considered income sourced within the PRC, such dividends may be subject to a 10% withholding tax.

In January 2009, the State Administration of Taxation, or SAT, promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the Measures provides that in case of equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures refer to the equity transfer by a non-resident enterprise which is a direct or an indirect shareholder of the said PRC company. Given these Measures, there is a possibility that Keyuan Plastics may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors.

The new tax law provides only a framework of the enterprise tax provisions, leaving many details on the definitions of numerous terms as well as the interpretation and specific applications of various provisions unclear and unspecified. Any increase in the combined company’s tax rate in the future could have a material adverse effect on its financial conditions and results of operations.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer (Circular 698 that was released in December 2009 with retroactive effect from January 1, 2008.)

The Chinese State Administration of Taxation released a circular (“Circular 698”) on December 10, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Pursuant to Circular 698, where the withholding agent does not withhold in accordance with laws or can’t perform the withholding obligation, the non-resident enterprises shall file tax declaration with the PRC tax authority located at place of the resident enterprise whose equity has been transferred, within seven days since the date of equity transfer provided under the contracts.

Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

There is uncertainty as to the application of Circular 698. For example, while the term "indirectly transfer" is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. In addition, there are no formal declarations with regard to how to decide abuse of form of organization and reasonable commercial purpose, which can be utilized by us to balance if our company complies with the Circular 698. As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

Keyuan Plastics is obligated to withhold and pay PRC individual income tax on behalf of our employees who are subject to PRC individual income tax. If we fail to withhold or pay such individual income tax in accordance with applicable PRC regulations, we may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws.

Under PRC laws, Keyuan Plastics is obligated to withhold and pay individual income tax on behalf of our employees who are subject to PRC individual income tax. If the PRC subsidiary fails to withhold and/or pay such individual income tax in accordance with PRC laws, it may be subject to certain sanctions and other penalties and may become subject to liability under PRC laws.

In addition, the SAT has issued several circulars concerning employee stock options. Under these circulars, our employees working in the PRC (which could include both PRC employees and expatriate employees subject to PRC individual income tax) who exercise stock options will be subject to PRC individual income tax. Our PRC subsidiary has obligations to file documents related to employee stock options with relevant tax authorities and withhold and pay individual income taxes for those employees who exercise their stock options. While tax authorities may advise us that our policy is compliant, they may change their policy, and we could be subject to sanctions.

Regulation of foreign currency’s conversion into RMB and investment by FIEs may adversely affect our PRC subsidiary’s direct investment in China

On August 29, 2008, SAFE issued a Notice of the General Affairs Department of the State Administration of Foreign Exchange on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises or Notice 142, to further regulate the foreign exchange of FIEs. According to the Notice 142, FIEs shall obtain a verification report from a local accounting firm before converting its registered capital of foreign currency into Renminbi, and the converted Renminbi shall be used for the business within its permitted business scope. The Notice 142 explicitly prohibits FIEs from using RMB converted from foreign capital to make equity investments in the PRC, unless the domestic equity investment is within the approved business scope of the FIE and has been approved by SAFE in advance. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used. Violations of Notice 142 may result in severe penalties, including substantial fines as set forth in the SAFE rules.

Regulations of Overseas Investments and Listings may increase the administrative burden we face and create regulatory uncertainties.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the CSRC, the SASAC, SAT, the SAIC and the SAFE, amended and released the New M&A Rule, which took effect as of September 8, 2006. This regulation, among other things, includes provisions that purport to require that an offshore SPV formed for purposes of overseas listing of equity interest in PRC companies and controlled directly or indirectly by PRC companies or individuals obtain the approval of CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange.

On September 21, 2006, CSRC published on its official website procedures regarding its approval of overseas listings by SPVs. CSRC approval procedures require the filing of a number of documents with CSRC and it would take several months to complete the approval process.

The application of the New M&A Rule with respect to overseas listings of SPVs remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope of the applicability of CSRC approval requirement.

It is not clear whether the provisions in the new regulation regarding the offshore listing and trading of the securities of a SPV apply to an offshore company such as us which owns equity interest in Keyuan Plastics. We believe that the M&A Rules and CSRC approval are not required in the context of the share exchange under our transaction because (i) such share exchange is a purely foreign related transaction governed by foreign laws, not subject to the jurisdiction of PRC laws and regulations; (ii) we are not a SPV formed or controlled by PRC companies or PRC individuals; (iii) Keyuan Plastics was established as a foreign investment enterprise by means of direct investment rather than by merger or acquisition of an existing PRC domestic company and it is not owned or controlled by PRC individuals or entities; (iv) we are owned or substantively controlled by foreigners; and (v) there is no clear requirement in the New M&A Rule that would require an application to be submitted to the MOFCOM or CSRC for the approval of the listing and trading of our common stock on the U.S. security market. However, we cannot be certain that the relevant PRC government agencies, including CSRC, would reach the same conclusion, and we still cannot rule out the possibility that CSRC may deem that the transactions effected by the share exchange circumvented the M&A Rules, the PRC Securities Law and other rules and notices.

If CSRC or another PRC regulatory agency subsequently determines that CSRC’s approval is required for the transaction, we may face sanctions by CSRC or another PRC regulatory agency. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this Offering into the PRC, restrict or prohibit payment or remittance of dividends to us or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our shares. CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to delay or cancel the transaction.

The M&A Rules, along with foreign exchange regulations discussed in the above subsection, will be interpreted or implemented by the relevant government authorities in connection with our future offshore financings or acquisitions, and we cannot predict how they will affect our business development strategy.

Failure to comply with PRC laws and regulations relating to the environmental protection and safety in production requirements in China may result in severe penalties and liabilities.

The Chinese government has been adopting increasingly stringent regulations relating to the safety and environmental protection, and our business depends upon compliance with the aforesaid regulations and requirements. We are in the process of conducting as-build acceptance inspection and have to obtain relevant safety production permits and approvals from a variety of competent government authorities upon completion of aforesaid inspection. There is no assurance that we will obtain or renew all of such permits or approvals from relevant competent government authorities, which are subject to our fulfillment of the standards and requirements set out by the regulatory authorities. Our operations at our production facilities are subject to periodic checks by the relevant authorities in the PRC and they have the power to take action against us, impose fines, withdraw or suspend our relevant licenses or activities or impose other penalties if we fail to comply with relevant regulations, in the event of which our business operations may be adversely affected. In addition, any change in the scope or application of these laws and regulations may limit our production capacity or increase our cost of operation and could therefore have an adverse effect on our business operations, financial condition and operating results. Our failure to comply with these laws and regulations could result in fines, penalties or legal proceedings. There can be no assurance that the Chinese government will not impose additional or stricter laws or regulations, compliance with which may cause us to incur significant capital expenditures, which it may not be able to pass on to our customers.

Risks Associated With Doing Business in China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We derive a substantial portion of ours sales from China.

Substantially all of our sales are generated from China. We anticipate that sales of our products in China will continue to represent a substantial proportion of our total sales in the near future. Any significant decline in the condition of the PRC economy could adversely affect consumer demand of our products, among other things, which in turn would have a material adverse effect on our business and financial condition.

Currency fluctuations and restrictions on currency exchange may adversely affect our business, including limiting our ability to convert Chinese Renminbi into foreign currencies and, if Chinese Renminbi were to decline in value, reducing our revenue in U.S. dollar terms.

Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. Substantially all of our revenue and expenses are in Chinese Renminbi. We are subject to the effects of exchange rate fluctuations with respect to any of these currencies. For example, the value of the Renminbi depends to a large extent on Chinese government policies and China’s domestic and international economic and political developments, as well as supply and demand in the local market. Since 1994, the official exchange rate for the conversion of Renminbi to the U.S. dollar had generally been stable and the Renminbi had appreciated slightly against the U.S. dollar. However, on July 21, 2005, the Chinese government changed its policy of pegging the value of Chinese Renminbi to the U.S. dollar. Under the new policy, Chinese Renminbi may fluctuate within a narrow and managed band against a basket of certain foreign currencies. As a result of this policy change, Chinese Renminbi appreciated approximately 0.09% against the U.S. dollar in 2009 and 3.35% in 2008. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of Chinese Renminbi against the U.S. dollar. We can offer no assurance that Chinese Renminbi will be stable against the U.S. dollar or any other foreign currency.

The income statements of our operations are translated into U.S. dollars at the average exchange rates in each applicable period. To the extent the U.S. dollar strengthens against foreign currencies, the translation of these foreign currency denominated transactions could result in reduced revenue, operating expenses and net income for our international operations. Similarly, to the extent the U.S. dollar weakens against foreign currencies, the translation of these foreign currency denominated transactions could result in increased revenue, operating expenses and net income for our international operations. We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiaries into U.S. dollars in consolidation. If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiaries’ financial statements into U.S. dollars will lead to a translation gain or loss which is recorded as a component of other comprehensive income. In addition, we have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss. We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future. The availability and effectiveness of any hedging transaction may be limited and we may not be able to successfully hedge our exchange rate risks.

Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Chinese Renminbi into foreign currency for current account items, conversion of Chinese Renminbi into foreign exchange for capital items, such as foreign direct investment, loans or securities, requires the approval of SAFE which is under the authority of the People’s Bank of China. These approvals, however, do not guarantee the availability of foreign currency conversion. We cannot be sure that we will be able to obtain all required conversion approvals for our operations or that Chinese regulatory authorities will not impose greater restrictions on the convertibility of Chinese Renminbi in the future. Because a significant amount of our future revenue may be in the form of Chinese Renminbi, our inability to obtain the requisite approvals or any future restrictions on currency exchanges could limit our ability to utilize revenue generated in Chinese Renminbi to fund our business activities outside of China, or to repay foreign currency obligations, including our debt obligations, which would have a material adverse effect on our financial condition and results of operations

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because our funds are held in banks in uninsured PRC bank accounts, the failure of any bank in which we deposit our funds could affect our ability to continue our business.

Funds on deposit at banks and other financial institutions in the PRC are often uninsured. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

Our business could be severely harmed if the Chinese government changes its policies, laws, regulations, tax structure or its current interpretations of its laws, rules and regulations, relating to our operations in China.

Our business is located in Ningbo, China and virtually all of our assets are located in China. We generate our sales revenue only from customers located in China. Our results of operations, financial state of affairs and future growth are, to a significant degree, subject to China’s economic, political and legal development and related uncertainties. Our operations and results could be materially affected by a number of factors, including, but not limited to

●	Changes in policies by the Chinese government resulting in changes in laws or regulations or the interpretation of laws or regulations,
●	changes in taxation,
●	changes in employment restrictions,
●	import duties, and
●	currency revaluation.

Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activities and greater economic decentralization. If the Chinese government does not continue to pursue its present policies that encourage foreign investment and operations in China, or if these policies are either not successful or are significantly altered, then our business could be harmed. Following the Chinese government’s policy of privatizing many state-owned enterprises, the Chinese government has attempted to augment its revenues through increased tax collection. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Continued efforts to increase tax revenues could result in increased taxation expenses being incurred by us. Economic development may be limited as well by the imposition of austerity measures intended to reduce inflation, the inadequate development of infrastructure and the potential unavailability of adequate power and water supplies, transportation and communications. In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents may violate applicable law in connection with the marketing or sale of our products, including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

Changes in foreign exchange regulations in the PRC may affect our ability to pay dividends in foreign currency or conduct other foreign exchange business.

The Renminbi is not a freely convertible currency currently, and the restrictions on currency exchanges may limit our ability to use revenues generated in Renminbi to fund our business activities outside the PRC or to make dividends or other payments in United States dollars. The PRC government strictly regulates conversion of Renminbi into foreign currencies. Over the years, foreign exchange regulations in the PRC have significantly reduced the government’s control over routine foreign exchange transactions under current accounts. In the PRC, SAFE regulates the conversion of the Renminbi into foreign currencies. Pursuant to applicable PRC laws and regulations, foreign invested enterprises incorporated in the PRC are required to apply for “Foreign Exchange Registration Certificates.” Currently, conversion within the scope of the “current account” (e.g. remittance of foreign currencies for payment of dividends, etc.) can be effected without requiring the approval of SAFE. However, conversion of currency in the “capital account” (e.g. for capital items such as direct investments, loans, securities, etc.) still requires the approval of SAFE.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

The implementation of the new PRC employment contract law and increase in the labour costs in China may hurt our business and profitability.

A new employment contract law became effective on January 1, 2008 in China. It imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the newly promulgated Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to a paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future. Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results.

According to PRC labor laws, the employer shall be responsible to deal with and pay social insurances and housing fund for all of its employees based on the actual salary of the employees. There is no guarantee that we and our subsidiaries will be able to comply with the relevant requirements. Failure to comply with the various PRC Labor Laws and regulation requirements described above could result in liability under PRC law.

Future inflation in China may inhibit our activity to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. We may have difficulty establishing adequate management, legal and financial controls in the PRC.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Because Chinese laws will govern almost all of our business’ material agreements, we may not be able to enforce our rights within the PRC or elsewhere, which could result in a significant loss of business, business opportunities or capital.

The Chinese legal system is similar to a civil law system based on written statutes. Unlike common law systems, it is a system in which decided legal cases have little precedential value. Although legislation in the PRC over the past 25 years has significantly improved the protection afforded to various forms of foreign investment and contractual arrangements in the PRC, these laws, regulations and legal requirements are relatively new. Due to the limited volume of published judicial decisions, their non-binding nature, the short history since their enactments, the discrete understanding of the judges or government agencies of the same legal provision, inconsistent professional abilities of the judicators, and the inclination to protect local interest in the court rooms, interpretation and enforcement of PRC laws and regulations involve uncertainties, which could limit the legal protection available to us, and foreign investors, including you. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital and could have a material adverse impact on our business, prospects, financial condition, and results of operations. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in the PRC, regardless of outcome, may be protracted and result in substantial costs and diversion of resources and management attention.

Risks Related to our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers, directors, and principal stockholders hold 47,658 shares of our Series M Preferred Stock, that are convertible into 47,658,000 shares of our common stock, representing approximately 95.14% of our Common Stock after giving effect to the conversion of the Series M Preferred Shares (without giving effect to the Private Placement). Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

There is currently only a limited public market for our Common Stock and there can be no assurance that a trading market will develop further or be maintained in the future.

The market price of our Common Stock may be volatile.

The market price of our Common Stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

Because we are becoming public by means of a reverse merger, it may not be able to attract the attention of major brokerage firms.

Since we became public through a “reverse merger,” the newly-issued common shares issued in connection with the “reverse merger” and the Private Placement are restricted shares, As a result, our common stock will continue to be very thinly traded after the reverse merger, until a considerable number of such shares are registered in an effective registration statement or become sellable under Rule 144. Therefore, securities analysts of major brokerage firms may not provide coverage of our Company since there is little incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

When the registration statement required to be filed under the Registration Rights Agreement becomes effective, there will be a significant number of shares of Common Stock eligible for sale, which could depress the market price of such stock.

Following the effective date of the registration statement required to be filed under the Registration Rights Agreement, a large number of shares of Common Stock would become available for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144, and these sales may have a depressive effect as well. In general, a non-affiliate who has held restricted securities for a period of six (6) months may sell such securities into the market and an “affiliate” who has held restricted shares for a period of six (6) months may, upon filing a notification with the SEC on Form 144, sell Common Stock into the market in an amount equal to one percent (1%) of the outstanding shares.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions, which could impair liquidity and make trading difficult.

SEC Rule 15g-9, as amended, establishes the definition of a "penny stock" as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. The market price of the Common Stock is currently less than $5.00 per share and therefore may be a “penny stock.” This classification severely and adversely affects the market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person’s account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.   To approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market which, in highlight form, sets forth:

	the basis on which the broker or dealer made the suitability determination, and

	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and any return on investment may be limited to the value of our Common Stock. We plan to retain any future earning to finance growth.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition of Keyuan International for the fiscal years ended December 31, 2009 and 2008, should be read in conjunction with the Selected Consolidated Financial Data, Keyuan International’s financial statements, and the notes to those financial statements that are included elsewhere in this Memorandum. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Memorandum. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Operating through our wholly-owned subsidiary, Keyuan Plastics, located in Ningbo, China, we are a manufacturer and supplier of various petrochemical products in China. Through Keyuan Plastics, our operations include (i) an annual petrochemical manufacturing capacity of 550,000 metric tons (MT) of a variety of petrochemical products, (ii) facilities for the storage and loading of raw materials and finished goods, (iii) a manufacturing technology that can support our manufacturing process with low raw material costs and high utilization and yields, (iv) a strong management team consisting of petrochemical experts with proven track records from some of China’s largest state-owned enterprises in the petrochemical industry, and (v) a robust customer base with long-term purchase contracts.

Due to China’s growing demand for refined petrochemical products, which is mainly attributable to China’s robust economic growth and under-developed domestic supply capacity, our customer request orders for the year 2010 has exceeded our current annual production capacity. In order to increase our production capacity to meet the increasing market demands, our management team plans to expand our manufacturing capacity to include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

Asphalt is used as building material for highways, roads, airport pavement or as raw material for emulsified, diluted and modified asphalt. Ranked second in the world in length of highways at 75,000 km (46,603 miles), China’s demand for asphalt has exceeded the domestic supply capacity in the past five years, which resulted in the import of 13.5 million MT in the aggregate from 2005 to 2008. Maintenance and expansion of the highway system is expected to continue.

The Ningbo Municipal Government has reserved approximately 1.3 million square feet of land adjacent to our current production facility for our proposed manufacturing expansion which will include a raw material pre-treatment facility, additional storage capacity and an asphalt production facility.

Our Facility and Equipment

Facility

To date, we have invested a total of approximately $132,000,000 in the construction and improvement of our production facility with a total of 1.2 million square feet, including 594,000 square feet for production and 19,500 square feet for laboratories and offices.

We have a total of 100,000 MT of storage capacity, consisting of 50,000 MT of storage capacity for raw materials and 50,000 MT for finished products. In addition, we plan to add 100,000 MT of new storage capacity.

We have an on-site ocean shipping dock with 5,000 MT of shipping capacity and a 10-truck loading facility. Approximately 90% of our feedstock and finished products use this shipping dock. In addition, we also have adjacent access to another shipping dock with an additional 50,000 MT of shipping capacity.

Equipment

Our major processing equipment includes

•
heavy oil catalytic pyrolysis processing equipment- risers/generators/precipitators, fuel gas boilers, fractionating tower, absorbing re-absorbing and desorbing towers, heat exchangers, pumps, a stabilizing tower;

•	gas fractionation processing equipment- de-propanizing tower, refining propylene tower, de-ethanizination tower, heat exchangers, pumps;
•
ethylbenzene processing equipment- alkylation reactor, anti-alkylation reactor, dehydrogenation reactor, propylene absorbing tower, de-ethylene tower, ethylbenzene recovering tower, heating furnace for benzene, heating furnace for gas, steam overheating furnace, tail gas compressor, washing tower; and

•	liquefied petroleum gas (LPG) and sulfur recovery process- LPG desulfurization extraction tower, dry gas desulfurization tower, regenerating tower, LPG de-mecaptan extraction tower.

Our Products

We manufacture and supply a variety of petrochemical products, including BTX aromatics, propylene, styrene, LPG, MTBE and other petrochemicals.

•
BTX Aromatics: consisting of benzene, toluene, xylene and other chemical components for further processing into oil resin, gasoline and solvents materials widely used in paint, ink, construction coating and pesticide.

•
Propylene: a chemical intermediate as one of the building blocks for an array of chemical and plastic products that are commonly used to produce polypropylene, acrylonitrile, oxo chemicals, propylene oxide, cumene, isopropyl alcohol, acrylic acid and other chemicals for paints, household detergents, automotive brake fluids, indoor/outdoor carpeting, textile, insulating materials, auto parts and electrical appliances.

•
Styrene: a precursor to polystyrene and several copolymers widely used for packaging materials, construction materials, electronic parts, home appliances, household goods, home furnishings, toys, sporting goods and others. LPG: a mixture of hydrocarbon gases used as fuel in heating appliances and vehicles. A replacement for chlorofluorocarbons as an aerosol propellant and a refrigerant which reduces damage to the ozone layer.

•	MTBE & Other Chemicals: MTBE, oil slurry, sulphur and others are used for a variety of applications including fuel components, refrigeration systems, fertilizers, insecticides and fungicides, etc.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations is based upon our financial statements which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities. On an on-going basis, we evaluate our estimates including the allowance for doubtful accounts, the salability and recoverability of inventory, income taxes and contingencies. We base our estimates on historical experience and on other assumptions that we believes to be reasonable under the circumstances, the results of which form our basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We cannot predict what future laws and regulations might be passed that could have a material effect on our results of operations. We assess the impact of significant changes in laws and regulations on a regular basis and update the assumptions and estimates used to prepare our financial statements when we deem it necessary.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined using the weighted-average cost method. Provisions are made for excess, slow moving and obsolete inventory as well as inventory whose carrying value is in excess of net realizable value. Management continually evaluates the recoverability based on assumptions about customer demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory reserves or write-downs may be required that could negatively impact our gross margin and operating results. The Company did not record any provision for slow-moving and obsolete inventory as of December 31, 2009 and 2008.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated based on the straight-line method over the estimated useful lives of the assets as follows:

Vehicles Furniture, machinery and equipment Buildings and improvements	5 years 5 to 10 years 45 years

Construction in progress primarily represents the renovation costs of plant, machinery and equipment. Costs incurred are capitalized and transferred to property and equipment upon completion, at which time depreciation commences.

Cost of repairs and maintenance is expensed as incurred. Gain or loss on disposal of property and equipment, if any, is recognized in the statements of operations.

Long-Lived Assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” codified in FASB ASC Topic 360-10, the Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions, which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company’s ability to recover the carrying value of its long-lived assets from expected future discounted cash flows. If the total of the expected future discounted cash flows is less than the total carrying value of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets.

Intangible Assets

Intangible assets are stated at cost. Intangible assets with finite life are amortized over their estimated useful life using straight-line method. Impairment test is performed at a minimum once a year to determine possible impairment loss. Estimated useful life of intangible assets is as follows:

Rights to use land Software Technology	15-50 years 10 years 9-20 years

Impairment of Intangible Assets

We apply the provisions of Financial Accounting Statement No. 142 “Goodwill and Other Intangible Assets”, codified in FASB ASC Topic 350, which addresses how goodwill and other acquired intangible assets should be accounted for in financial statements. In this regard, the Company tests these intangible assets for impairment annually or more frequently if indicators of potential impairment are present. Such circumstances could include, but are not limited to: (1) a significant decrease in the market value of an asset, (2) a significant adverse change in the extent or manner in which an asset is used, or (3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of an asset. The Company measures the carrying amount of the asset against the estimated discounted future cash flows associated with it at a risk-free rate of interest. Should the present value of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value.

The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of estimated future cash flows. The evaluation of asset impairment requires us to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgment and actual results may differ from assumed and estimated amounts. Based on our review, we believes that, as of December 31, 2009 and 2008, there were no significant impairments of our intangible assets.

Revenue Recognition

We derive our revenues primarily from sale of petrochemicals. In accordance with the provisions of Staff Accounting Bulletin No. 104, codified in FASB ASC Topic 480, revenue should not be recognized until it is realized or realizable and earned. Revenues are considered to have been earned when the entity has substantially accomplished what it must do to be entitled to the benefits represented by the revenues. In this regard, our revenue is recognized when merchandise is received by customers or shipped by us pursuant to contractual terms of sales, title and risk of loss passes to the customers and the collectibility is reasonably assured.

Research and Development

Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2009 and 2008 were insignificant.

Recently Issued Accounting Pronouncements

In October 2009, the FASB issued an amendment to the accounting and disclosure for revenue recognition. The amendment modifies the criteria for recognizing revenue in multiple element arrangements. Under the guidance, in the absence of vendor-specific objective evidence (“VSOE”) or other third party evidence (“TPE”) of the selling price for the deliverables in a multiple-element arrangement, this amendment requires companies to use an estimated selling price (“ESP”) for the individual deliverables.

On July 1, 2009, the Financial Accounting Standards Board (“FASB”) officially launched the FASB Accounting Standards Codification (“ASC”), which has become the single official source of authoritative nongovernmental U.S. GAAP, in addition to guidance issued by the Securities and Exchange Commission. The ASC is designed to simplify U.S. GAAP into a single, topically ordered structure. All guidance contained in the ASC carries an equal level of authority. The ASC is effective for all interim and annual periods ending after September 15, 2009.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”), codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 (ASC 855-10-05) also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 (ASC 855-10-05) is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the year ended December 31, 2009. SFAS 165 (ASC 855-10-05) requires that public entities evaluate subsequent events through the date that the financial statements are issued. The Company has evaluated subsequent events through February 23, 2010.

Results of Operations

The following table sets forth information from our statements of operations for the years ended December 31, 2009, and 2008:

	For the Years Ended December 31,
	2009	2008

Sales	$68,653,603	$	- -
Cost of sales	75,311,595		-
Gross profit	(6,657,992)		-

Operating expenses
Selling expenses	24,836		-
General and administrative expenses	2,714,093		1,839,253
Total operating expenses	2,738,929		1,839,253

Loss from operations	(9,396,921)		(1,839,253)

Other income (expenses):
Interest expense, net	(2,031,983)		(64,584)
Non-operating expenses	(348,515)		(39,885)
Total other expenses	(2,380,498)		(104,469)

Loss before provision for income tax	(11,777,419)		(1,943,722)
Provision(benefit) for income tax	(2,944,350)		(441,794)
Net loss	(8,833,069)		(1,501,928)
Other comprehensive income
Foreign currency translation adjustment	15,991		649,089

Comprehensive loss	$(8,817,078)		$(852,839)

For the years ended December 31, 2009 and 2008

Sales: Our sales for the year ended December 31, 2009 were $68,653,603, compared to sales of $-0- for the year ended December 31, 2008. The substantial increase in our sales was due to our commencement of trial production and distribution from September 2009 after a long-term construction period through the year 2008.

Cost of Sales: Cost of sales was $75,311,595 for the year ended December 31, 2009, compared to cost of sales of $-0- for the year ended December 31, 2008. Our cost of sales are primarily composed of the costs of direct raw materials (mainly heavy oil, benzene and carbinol), labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead. This increase was due to our commencement of trial production and distribution from September 2009, which resulted in some non-recurring expenses associated with pre-running the production totaling $8,600,000.

Gross Profit: Gross profits for the year ended December 31, 2009 was ($6,657,992) compared to gross profits of $-0- for the comparable period in 2008. Our negative gross profit for the year ended December 31, 2009 was due to the non-recurring expenses described in the preceeding paragraph before mass production which caused cost of sales on our trial production stage to exceed revenue. With our normal production in the first quarter of year 2010 and beyond, our cost of sales will be lower than our revenue and we will generate positive gross profit.

Operating Expenses: Operating expenses, including selling expenses, and general and administrative expenses, were $2,738,929 for the year ended December 31, 2009 as compared to $1,839,253 for the comparable period in 2008, an increase of $899,676. Selling expenses were $24,836 for the year ended December 31, 2009, compared to selling expenses of $-0- for the comparable period in 2008. General and administrative expenses were $2,714,093 for the year ended December 31, 2009, compared to $1,839,253 for the comparable period in 2008. The increase of these major expenses was due to our commencement of production and distribution activities.

Interest Expense: Interest expense for the year ended December 31, 2009 was $2,031,983 compared to interest expense of $64,584 for the comparable period in 2008. The increase in interest expense was primarily due to the significant increase of our short-term bank loans borrowed in 2009 which were used to fund our working capital at the beginning of our production and distribution.

Net Loss: Net loss for the year ended December 31, 2009 was approximately ($8,833,069) compared to ($1,501,928) for the year ended December 31, 2008, an increase of ($7,331,141). The increase in net loss was due to the negative gross profit and the increase of operating and interest expenses.

Foreign Currency Translation Adjustment: Our reporting currency is the U.S. dollar. Our local currency, Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Currency translation adjustments resulting from this process are included in accumulated other comprehensive income in the consolidated statement of shareholders' equity and amounted to $15,991 as of December 31, 2009. The balance sheet amounts with the exception of equity at December 31, 2009 and 2008 were translated both at RMB 6.82 to 1.00 U.S. dollar. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the year ended December 31, 2009 and 2008 were RMB 6.82082 and RMB 6.93722 to 1.00 U.S. dollar.

Liquidity and Capital Resources

As of December 31, 2009, we had an accumulated net loss of ($10,664,819) and a negative working capital of approximately ($90,166,474). At December 31, 2009, we had cash and cash equivalents of $20,043,345 as compared to $9,094,537 as of December 31, 2008.

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Years Ended December 31,
	2009	2008

Net cash provided by (used in) operating activities	(33,665,158)	(1,786,362)
Net cash used in investing activities	(41,354,725)	(46,556,768)
Net cash provided by financing activities	85,961,975	53,883,625

Net cash used in operating activities was ($33,665,158) for the year ended December 31, 2009, compared to net cash used in operations of ($1,786,362) for the year ended December 31, 2008. The ($31,878,796) increase was primarily due to the mass material purchases at the beginning of production.

Net cash used in investing activities was ($41,354,725) for the year ended December 31, 2009, compared to net cash used in investing activities of ($46,556,768) for the year ended December 31, 2008. During the development stage through 2008 and 2009, large amounts of money were continuously invested in building construction and equipment installation. It is expected net cash used in investing activities will fall significantly in year 2010.

Net cash provided by financing activities amounted to $85,961,975 for the year ended December 31, 2009, compared to net cash used by financing activities of $53,883,625 for the year ended December 31, 2008. The increase of cash provided by financing activities was primarily a result of more loans borrowed from banks for the year ended December 31, 2009.

We have entered into loan agreements with our primary lenders, Bank of China, China Construction Bank, Agricultural Bank of China, etc. under which we have term loans. As of December 31, 2009, we had an aggregate principal amount of $127,922,400 outstanding under the loan agreements, with maturity dates from January 2010 to October 2012 and interest rates from 4.78% to 8.13% per annum. $82,885,500 is classified as short term bank loans, $7,628,400 as current portion of long term bank loans and $37,408,500 as long term bank loans. The loan agreements contain customary affirmative and negative covenants and were mainly guaranteed by third parties and individual persons or secured by a lien on our property and equipment. As of December 31, 2009, we were in material compliance with the terms of our loan agreements.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

We have 70,000,000 shares of authorized capital stock, consisting of 50,000,000 shares of Common Stock, par value $0.001, and 20,000,000 shares of the Company’s Preferred Stock, par value $0.001, 11,000,000 of which are designated as Series A Convertible Preferred Stock and 47,658 shares are designated as Series M Convertible Preferred Stock. The following summary description relating to the Company’s capital stock does not purport to be complete.

Common Stock

As of the date hereof, 3,094,362 shares of our Common Stock are issued and outstanding. Holders of Common Stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefore. See “Dividend Policy.” Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of Common Stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

The Board is authorized, without further action by the shareholders, to issue, from time to time, up to 20,000,000 shares of preferred stock in one or more classes or series. Similarly, the Board will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock. Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date hereof, the Board has designated two classes of Preferred Stock, consisting of Series M Preferred Stock and Series A Preferred Stock.

Series A Preferred Stock

As of the date hereof, we have 5,954,058 shares of Series A Preferred Stock issued and outstanding. The Series A Preferred Shares being issued by us in the Private Placement will, by its principal terms:

(a)	pay a cumulative dividend at an annual rate of 6%, payable quarterly, at our option, in cash or in shares of Common Stock;
(b)	have a preference over the Common Stock on liquidation, dissolution or winding up of the Company equal to the original purchase price per Series A Preferred Share;
(c)
be convertible at any time after issuance, at the option of the holder, into shares of Common Stock, without the payment of additional consideration, at an initial conversion ratio of one-to-one (subject to anti-dilution adjustment);

(d)
automatically convert into shares of Common Stock at $3.50 per share, at the earlier to occur of the following: (i) the twenty four (24) month anniversary of the Closing, and (ii) such time that the VWAP of the Common Stock is no less than $5.00 for a period of ten (10) consecutive trading days with the daily volume of the Common Stock equal to at least 50,000 shares per day;

(e)
the conversion price and the number of common shares underlying the Series A Preferred Stock are subject to customary adjustments, including weighted average broad-based anti-dilution protection for a period of twelve (12) months after the effective date of the registration statement required to be filed under the Registration Rights Agreement; and

(f)
require that we, prior to taking certain corporate actions (including certain issuances or redemptions of its securities or changes in its organizational documents), obtain the approval of more than 50% of the Series A Preferred Shares then issued and outstanding, voting as a group.

Series M Preferred Stock

As of the date hereof, we have 47,658 shares of Series M Preferred Stock issued and outstanding. Each share of Series M Preferred Stock being issued to Keyuan International Shareholder in connection with the Share Exchange will, by its principal terms:

(a)
convert into one thousand (1,000) shares of Common Stock immediately following the amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock to one hundred million (100,000,000);

(b)	have the same voting rights as holders of Common Stock on an as-converted basis for any matters that are subject to shareholder vote;
(c)	not be entitled to any dividends; and
(d)	be treated pari passu with the Common Stock on liquidation, dissolution or winding up of the Company.

Copies of the Series A Preferred Stock Certificate of Designations and Series M Preferred Stock Certificate of Designations are attached hereto as Exhibits 4.1 and 4.2, respectively.

The Series A Warrants

As of the date hereof, there are 661,562 Series A Warrants issued and outstanding. The Series A Warrants will, by its principal terms,

(a)	entitle the holder to purchase one (1) share of Common Stock;
(b)	be exercisable at any time after the consummation of the Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series A Warrants;
(c)	be exercisable, in whole or in part, at the Series A Warrant exercise price of $4.50 per share;
(d)	be exercised only for cash (except that there will be a cashless exercise option at any time during which a registration statement covering such shares is not effective); and
(e)
be callable at $0.01 by us following the date that the VWAP of the Common Stock equals or exceeds $9.00 for fifteen (15) consecutive trading days with the average daily trading volume of no less than 75,000 shares.

The Series B Warrants

As of the date hereof, there are 661,562 Series B Warrants issued and outstanding. The Series B Warrants will, by its principal terms,

(a)	entitle the holder to purchase one (1) share of Common Stock;
(b)	be exercisable at any time after consummation of the Private Placement and shall expire on the date that is three (3) years following the original issuance date of the Series B Warrants;
(c)	be exercisable, in whole or in part, at the Series B Warrant exercise price of $5.25 per share;
(d)	be exercised only for cash (except that there will be a cashless exercise option at any time during which registration statement covering such shares is not effective); and
(e)
be callable at $0.01 by us following the date that the VWAP of the Common Stock equals or exceeds $10.50 for fifteen (15) consecutive trading days with the average daily trading volume of no less than 75,000 shares.

Copies of the Series A Warrant and Series B Warrant are attached hereto as Exhibits 10.5 and 10.6, respectively.

Market Price of and Dividends on Common Equity and Other Shareholder Matters

Market Information

Our Common Stock is quoted on the Over-the-Counter Bulletin Board under the symbol “SVPE” and has very limited trading. No public market currently exists for shares of our Common Stock and there can be no assurance that an active market will develop.

Holders of Common Stock

As of April 22, 2010, there were of record approximately 208 holders of our Common Stock.

Dividend Policy

We have not paid cash dividends on any class of common equity since formation and we do not anticipate paying any dividends on our outstanding Common Stock in the foreseeable future. We plan to retain any earnings to finance the development of the business and for general corporate purposes.

Future cash dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors as our board of directors may deem relevant. We can pay dividends only out of our profits or other distributable reserves and dividends or distribution will only be paid or made if we are able to pay our debts as they fall due in the ordinary course of business.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (‘NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)  a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)  a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)  a transaction from which the director derived an improper personal profit; and

(4)  willful misconduct.

Our Articles of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was our officer or director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any liability incurred by him by his own fraud or willful default.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law. Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Principal Stockholders

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of April 22, 2010 by (i) each person (or group of affiliated persons) who is known by us to own more than five percent (5%) of the outstanding shares of our Common Stock, (ii) each director, executive officer and director nominee, and (iii) all of our directors, executive officers and director nominees as a group. As of April 22, 2010, after the closing of the Share Exchange and the Private Placement, we had 3,094,362 shares of Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise noted, the principal address of each of the stockholders, directors and officers listed below is Qingshi Industrial Park, Ningbo Economic & Technological Development Zone, Ningbo, Zhejiang Province, P. R. China 31580. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of April 22, 2010. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of April 22, 2010 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name of Beneficial Owner	Amount (number of shares)		Percentage of Outstanding Shares of Common Stock

Delight Reward Limited(1)	47,658,000	(3)	93.9	%*
Chunfeng Tao(2)	0		0%
Denise D. Smith(4)	50,000	(5)	1.61	%**

* Based upon 50,752,362 shares of Common Stock issued and outstanding after the closing of the Share Exchange and the Private Placement on April 22, 2010 after giving effect to the conversion of the Series M Preferred Stock.

** Based upon 3,094,362 shares of Common Stock issued and outstanding after the closing of the Share Exchange and the Private Placement on April 22, 2010.

(1) Delight Reward Limited is owned by Apex Smart Limited (45.6132%), Best Castle Investments Limited (23.2523%), Chance Brilliant Holdings Limited (20.5694%), Harvest Point Limited (5.3896%) and Strategic Synergy Limited (5.1755%). Mr. Brian Pak-Lun Mok is the controlling person of Apex Smart Limited (subject to the share transfer agreement described in Footnote 2 and the discussion below). Mr. O. Wing Po is the controlling person of Best Castle Investments Limited (subject to the share transfer agreement described in more detail below). Mr. Lo Kan Kwan is the controlling person of Chance Brilliant Holdings Limited (subject to the share transfer agreement described in more detail below). Mr. Brian Pak-Lun Mok is the controlling person of Harvest Point Limited (subject to the share transfer agreement described in more detail below). Mr. Brian Pak-Lun Mok is the controlling person of Strategic Synergy Limited (subject to the share transfer agreement described in more detail below).

(2) Chufeng Tao will become the chairman of our board of directors effective 10 days after the mailing of Schedule 14(f). Pursuant to a share transfer agreement, Mr. Chunfeng Tao, our Chairman, Chief Executive Officer, President and Chief Financial Officer, will have an option, subject to certain performance targets, to purchase from Mr. Brian Pak-Lun Mok, the current sole shareholder of Apex Smart Limited (the current owner of 45.6132% of the share capital of Delight Reward Limited), up to 100% of Apex Smart Limited equity, which, upon exercise, would entitle Mr. Tao to own 45.6132% of the equity of Delight Reward Limited. Accordingly, upon exercise of such option, Mr. Tao will indirectly (through his 45.6132% ownership of Delight Reward Limited) own and control 21,738,338 shares of our Common Stock after giving effect to the conversion of the Series M Preferred Stock.

(3) In connection with the Share Exchange, Delight Reward will be issued 47,658 shares of Series M Preferred Stock that will convert into 47,658,000 shares of Common Stock at such time when we amend our Articles of Incorporation to increase the number of authorized shares to one hundred million (100,000,000).

(4) Denise D. Smith will resign from our board of directors effective 10 days after the mailing of Schedule 14(f).

(5) At the closing of the Share Exchange, Ms. Smith cancelled and transferred an aggregate of 3,950,000 shares of our common stock that she owned.

Share Transfer Agreements

The controlling persons of the shareholders of Delight Reward Limited have entered into certain Share Transfer Agreements whereby the controlling persons have each agreed to transfer their interests to another beneficiary, subject to certain performance targets being met.

Apex Smart Limited

Mr. Brian Pak-Lun Mok, the sole shareholder of Apex Smart Limited, entered into a Share Transfer Agreement with Chunfeng Tao dated April 2, 2010. Pursuant to the Share Transfer Agreement, Mr. Mok has granted to Mr. Tao an option to acquire the 50,000 ordinary shares of Apex Smart Limited if certain performance targets are met. Specifically, the option to acquire the shares shall vest at a rate of one-third (1/3) for each performance target that is met. The performance targets are:

-	at least $39 million of our gross revenue for the three months commencing from July 2010 to September 2010;
-	at least $40 million of our gross revenue for the three months commencing from October 2010 to December 2010; and
-	at least $41 million of our gross revenue for the three months commencing from January 2011 to March 2011.

A copy of the Share Transfer Agreement between Brian Pak-Lun Mok and Chunfeng Tao is attached hereto as Exhibit 10.7.

Best Castle Investments Limited

Mr. O. Wing Po, the sole shareholder of Best Castle Investments Limited, entered into a Share Transfer Agreement with Jicun Wang dated April 2, 2010. Pursuant to the Share Transfer Agreement, Mr. Po has granted to Mr. Wang an option to acquire the 50,000 ordinary shares of Best Castle Investments Limited if certain performance targets are met. Specifically, the option to acquire the shares shall vest at a rate of one-third (1/3) for each performance target that is met. The performance targets are:

-	at least $39 million of our gross revenue for the three months commencing from July 2010 to September 2010;
-	at least $40 million of our gross revenue for the three months commencing from October 2010 to December 2010; and
-	at least USD 41 million of our gross revenue for the three months commencing from January 2011 to March 2011.

A copy of the Share Transfer Agreement between O. Wing Po and Jicun Wang is attached hereto as Exhibit 10.8.

Chance Brilliant Holdings Limited

Mr. Lo Kan Kwan, the sole shareholder of Chance Brilliant Holdings Limited, entered into a Share Transfer Agreement with Peijun Chen dated April 2, 2010. Pursuant to the Share Transfer Agreement, Mr. Kwan has granted to Mr. Chen an option to acquire the 50,000 ordinary shares of Chance Brilliant Holdings Limited if certain performance targets are met. Specifically, the option to acquire the shares shall vest at a rate of one-third (1/3) for each performance target that is met. The performance targets are:

-	at least $39 million of our gross revenue for the three months commencing from July 2010 to September 2010;
-	at least $40 million of our gross revenue for the three months commencing from October 2010 to December 2010; and
-	at least $41 million of our gross revenue for the three months commencing from January 2011 to March 2011.

A copy of the Share Transfer Agreement between Lo Kan Kwan and Peijun Chen is attached hereto as Exhibit 10.9.

Harvest Point Limited

Mr. Brian Pak-Lun Mok, the sole shareholder of Harvest Point Limited, entered into a Share Transfer Agreement with Xin Yue dated April 2, 2010. Pursuant to the Share Transfer Agreement, Mr. Mok has granted to Mr. Yue an option to acquire the 50,000 ordinary shares of Harvest Point Limited if certain performance targets are met. Specifically, the option to acquire the shares shall vest at a rate of one-third (1/3) for each performance target that is met. The performance targets are:

-	at least $39 million of our gross revenue for the three months commencing from July 2010 to September 2010;
-	at least $40 million of our gross revenue for the three months commencing from October 2010 to December 2010; and
-	at least $41 million of our gross revenue for the three months commencing from January 2011 to March 2011.

A copy of the Share Transfer Agreement between Brian Pak-Lun Mok and Xin Yue is attached hereto as Exhibit 10.10.

Strategic Synergy Limited

Mr. Brian Pak-Lun Mok, the sole shareholder of Strategic Synergy Limited, entered into a Share Transfer Agreement with Xin Yue dated April 2, 2010. Pursuant to the Share Transfer Agreement, Mr. Mok has granted to Mr. Yue an option to acquire the 50,000 ordinary shares of Strategic Synergy Limited if certain performance targets are met. Specifically, the option to acquire the shares shall vest at a rate of one-third (1/3) for each performance target that is met. The performance targets are:

-	at least $39 million of our gross revenue for the three months commencing from July 2010 to September 2010;
-	at least $40 million of our gross revenue for the three months commencing from October 2010 to December 2010; and
-	at least $41 million of our gross revenue for the three months commencing from January 2011 to March 2011.

A copy of the Share Exchange Agreement between Brian Pak-Lun Mok and Xin Yue is attached hereto as Exhibit 10.11.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Exchange Agreement, April 22, 2010, we issued an aggregate of 47,568 shares of our Series M Preferred Stock to the Keyuan International Shareholder. We received in exchange from the Keyuan International Shareholder 50,000 shares of Keyuan International, representing 100% of the issued and outstanding shares of Keyuan International, which exchange resulted in Keyuan International becoming our wholly-owned subsidiary. The issuance of such securities was exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

As more fully described in Item 1.01 above, on April 22, 2010, immediately following the Share Exchange, we consummated the Private Placement for the issuance and sale of Units, consisting of an aggregate of (a) 5,954,058 shares of Series A Preferred Stock, (b) 661,562 Shares, (c) three-year Series A Warrants to purchase up to 661,562 Series A Warrant Shares, and (d) three-year Series B Warrants to purchase up to 661,562 Series B Warrant Shares, for aggregate gross proceeds of approximately $23.2 million.

The issuance of the Units, the Series A Preferred Stock, the Shares, the Series A Warrants, the Series B Warrants and the placement agent warrants pursuant to the Private Placement were exempt from registration pursuant to Section 4(2) of, and Regulation D and/or Regulation S promulgated under the Securities Act.

Item 4.01   Changes in Registrant’s Certifying Accountant

On April 22, 2010, our board of directors dismissed The Hall Group, CPAs (“Hall”) as our independent auditors and engaged Patrizio & Zhao, LLC, an Independent Registered Public Accounting Firm (“Patrizio”), to serve as our independent auditors.

Hall’s report dated February 24, 2010 on our audited financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except for a “going concern” uncertainty. In addition, in its letter to the Company in 2009 pursuant to “Statement on Auditing Standards (SAS) 112: Communicating Internal Control Related Matters,”.Hall identified the following material weakness of our internal controls:

•	Reliance on financial reporting consultants for review of critical accounting areas and disclosures and material non-standard transactions;
•	Lack of sufficient accounting staff which results in a lack of segregation of duties necessary for a good system of internal control.

During our two most recent fiscal years and the subsequent interim period through the date Hall was dismissed, there were no disagreements between us and Hall on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Hall’s satisfaction, would have caused Hall to make reference to the subject matter of the disagreement in connection with its reports.

During our two most recent fiscal years and through the subsequent interim period through the date Hall was dismissed, Hall did not advise us as to any reportable events as set forth in Item 304(a)(1)(v)(A) through (D) of Regulation S-K. Furthermore, during our two most recent fiscal years, and the subsequent interim period prior to engaging Patrizio, we (nor anyone on our behalf) did not consult Patrizio regarding either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Patrizio concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph (a)(1)(v) of Item 304).

On April 22, 2010, we acquired all of the capital stock of Keyuan International and assumed the operations of Keyuan International and its wholly owned PRC subsidiary, Keyuan Plastics,  pursuant to a Share Exchange. Prior to the Share Exchange, Patrizio was the independent accountants for Keyuan Plastics and Keyuan International. Our board of directors determined that because our financial statements are tantamount to the financial statements of Keyuan International and Keyuan Plastics, for reasons of continuity, Patrizio should be appointed as our independent accountants.

During our two most recent fiscal years and through the subsequent interim period through the date Hall was dismissed, we have not consulted with Patrizio regarding the application of accounting principles to a specified transaction, either completed or proposed, or any of the matters or reportable events set forth in Item 304(a)(2)(ii)(A) through (D) of Regulation S-K. In addition, prior to the Share Exchange, neither Keyuan International, nor any of its subsidiaries consulted with Hall as to any accounting or auditing matter.

We have provided Hall with a copy of the disclosures it is making in response to Item 304(a). We have requested and received from Hall a letter, dated April 26, 2010, addressed to the SEC stating whether Hall agrees with the above statements. A copy of the letter is attached hereto as Exhibit 16.1.

Item 5.01	Changes In Control of the Registrant

At the closing of the Share Exchange, we acquired 50,000 ordinary shares of Keyuan International, representing all of the issued and outstanding shares of Keyuan International, in exchange for the issuance in the aggregate of 47,658 shares of our Series M Preferred Stock convertible into 47,658,000 shares of our Common Stock which represents approximately 95.14% of our shares of Common Stock issued and outstanding after giving effect to the conversion of the Series M Preferred Stock (without giving effect to the Private Placement).

Other than the transactions and agreements disclosed in this Form 8-K, we know of no other arrangements which may result in a change in control.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As of the closing of the Share Exchange, Ms. Smith resigned as Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President and Secretary, effective immediately. Our Board of Directors appointed Chunfeng Tao to serve as President, Chief Executive Officer, and Chief Financial Officer effective immediately at the closing of the Share Exchange.

Prior to the consummation of the Share Exchange, our Board of Directors was comprised of one director, Ms. Smith. Effective at the closing of the Share Exchange, Ms. Smith resigned from her position as Chairman and appointed Mr. Chunfeng Tao to serve as Chairman of our Board effective 10 days following the mailing of schedule 14(f) to our shareholders. Ms. Smith tendered her resignation as a director to be effective 10 days following the mailing of schedule 14(f).

Set forth below is information regarding our current directors, executive officers and director nominee.

Name	Age	Position
Chunfeng Tao	43	Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary
Denise D. Smith (1)	51	Director

(1)	Resignation effective on the 10th day after the mailing of schedule 14(f).

Mr. Chunfeng Tao, Chairman, President, Chief Executive Officer and Chief Financial Officer

Mr. Tao has over 20 years’ extensive experience in the petrochemical industry. Between 2005 and 2008, he served as President of Ningbo Hebang Chemical Co., a company with annual revenue of RMB 10 billion which he managed and built to an annual production capacity of 250,000 MT for aromatic and heavy oil cracking products. Between 2002 and 2005, Mr. Tao served as Executive Vice President of Ningbo Daxie Liwan Petrochemcials Co., a company with annual revenue of RMB 6 billion. Under his management, the company’s annual production was increased to 500,000 MT of high grade asphalt. Between 1989 and 2002, Mr. Tao served in various senior management and technical positions at Sinopec Zhenhai Refining & Chemical Co., the largest base for crude oil processing and sour crude oil processing in China, and won over 30 technological innovations, management awards and distinction during his service period.

Mr. Tao received his Bachelor of Science in Petroleum Processing from Guangdong Petrochemical College and Master of Science in Chemical Engineering from China University of Petrochemical.

Denise D. Smith, Director

Ms. Smith graduated from Oklahoma State University with a degree in Advertising and Public Relations. She held various sales positions selling advertising for brochures, magazines and a television station. These positions required her to interact with business owners and help them develop an advertising and marketing plan for their business and working with local and national advertising agencies in selling advertising for their clients. This entailed describing the different advertising avenues which gave her an expertise in the advertising and marketing area. She also was required to develop territories and generate new business for her employers. After working successfully in these sales positions she took time to raise a family. June 4, 2004 and April 22, 2010, she served as our sole officer and director.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

Dr. Jingtao Ma, Executive Vice President

Dr. Ma has over 20 years’ experience in corporate management, research & development, sales & marketing, and business development. Dr. Ma is responsible for the sales & marketing and raw material procurement of the Company. Between 1992 and 2007, he served in management and technical positions at Sinopec Zhenhai Refining & Chemical Co. in various functions including manufacturing and operations, and chemical and technical analysis.

Dr. Ma received his Master of Science and Doctorate in Physical Chemistry from Lanzhou Chemistry & Physics Research Institute of CSA.

Mr. Shifa Wang, Vice President & Chief Engineer

With 30 years’ management experience in petrochemical technology and manufacturing, and specialty in oil refining and catalytic cracking, Mr. Wang is responsible for technology, and research and development of the Company. Between 2007 and 2009, Mr. Wang served as General Manager at Guangdong Yingchang Heavy Road Asphalt Co., Ltd, responsible for managing and overseeing the overall business operations of the company. Between 1981 and 2002, he served as the Chief Engineer at Sinopec Anqing Refinery Co., Ltd., responsible for technology development and research and development. Between 2003 and 2006, he was the Head of Operations for Phase II production line expansion, including construction of 500,000 MT heavy oil catalytic cracking facility, 150,000 MT gas fractionation facility, 10,000 MT sulphur recovery facility and 30,000 MT polypropylene facility, at Guangdong Tianyi Group Co., Ltd.

Mr. Wang received his Bachelor of Science from Chemical Engineering Department of China Petroleum University and Master of Art in Enterprise Management from Qinghua University.

Mr. Weifeng Xue, Vice Present of Accounting

Mr. Xue is in charge of the accounting and financing of the Company. He has more than 20 years experience in accounting and finance, account settlement, capital planning, commercial bank, corporate credit, loan operations and management. Between 2001 and 2006, he served as Supervisor of Accounting and Finance at Aux Group Co., Ltd., a privately-held electronics manufacturer. Between 1993 and 2001, he acted as Finance Director at China Agriculture Bank, Ningbo branch.

Mr. Xue received his Bachelor of Science in Economics from Hangzhou Electronics & Industrial Institute in 1990.

Mingliang Liu, Vice President of Manufacturing

Mr. Liu is responsible for overseeing the manufacturing by the Company. Mr. Liu has over 30 years of experience in petrochemical manufacturing and production management and specializes in oil refining, heavy oil cracking and crude oil processing.

Between 1975 and 2009, he served in various supervisory and managerial positions at Sinopec Zhenhai Refining & Chemical Co.

Mr. Liu majored in Economics & Management at Zhejiang CCP Institute.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Employment Agreements

We have entered into employment agreements with each of the PRC subsidiary’s employees, officers and directors.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board.

Our directors are reimbursed for expenses incurred by them in connection with attending Board meetings, but they do not receive any other compensation for serving on the Board.

Executive Compensation

The following table sets forth all cash compensation paid by us, as well as certain other compensation paid or accrued, in 2009 and 2008, to each of the following named executive officers.

Summary Compensation of Named Executive Officers

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)

Chunfeng Tao,	2009	73,147.60	-	-	-	73,147.60
(President, Chief Executive Officer, Chief Financial Officer)	2008	65,886.00	-	-	-	65,886.00

Jingtao Ma (1)	2009	43,888.60	-	-	-	43,888.60
(Executive Vice President)	2008	36,603.00	-	-	-	36,603.00

Weifeng Xue(1)	2009	43,888.60	-	-	-	43,888.60
(Vice President of Accounting)	2008	36,603.00	-	-	-	36,603.00

(1)	Although they are not executive officers, based on upon the compensation received, Mr. Ma and Mr. Xue qualify as named executive officers for purposes of this table.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of our year fiscal year end.

Director Compensation

Our directors are reimbursed for expenses incurred by them in connection with attending Board of Directors’ meetings. They do not receive any other compensation for serving on the Board of Directors, but may participate in our incentive compensation program, once such a program is established.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Director Independence and Board Committees

We do not have any independent directors and our board of directors is in the process of searching for suitable candidates. Our board of directors does not have any committees, as companies whose securities are traded on the OTC Bulletin Board are not required to have board committees. However, at such time in the future that we appoint independent directors on our board we expect to form the appropriate board committees.

Lock Up Agreements

All of the shares of Common Stock to be owned by the management shareholders of the Company will be restricted from public or private sale for a period of six (6) months following the effective date of the registration statement providing for the resale of the Registrable Shares under the Securities Act; following such six (6) month period, management shall be allowed to sell up to 1/12 of their holdings each month for the next twelve months.

Share Escrow Agreement

We also entered into an escrow agreement with the Investors, pursuant to which we placed 5,000 shares of Series M Preferred Stock in an escrow account. The 5,000 shares of Series M Preferred Stock will automatically convert into 5,000,000 shares of Common Stock (the “Escrow Shares”) after we amend our Articles of Incorporation to increase our authorized Common Stock to one hundred million (100,000,000) shares.

With respect to the 2010 performance year, if we achieve less than 95% of the 2010 performance threshold, then the Escrow Shares for such year will be delivered to the Investors in the amount of 500,000 shares of Common Stock for each full percentage point by which such threshold was not achieved up to a maximum of 5,000,000 shares of Common Stock.

Item 5.06	Change in Shell Company Status.

As described in Item 1.01 of this Form 8-K, on April 22, 2010, we entered into the Exchange Agreement and consummated the Share Exchange, pursuant to which we acquired all of the issued and outstanding ordinary shares of Keyuan International in exchange for the issuance of 47,658 shares of Series M Preferred Stock to the Keyuan International Shareholder. As a result of the Share Exchange, Keyuan International became our wholly-owned operating subsidiary and we are no longer a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events.

On April 23, 2010, we issued a press release announcing the Private Placement.  A copy of the press release is attached as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Reference is made to the reverse take-over transaction under the Exchange Agreement, as described in Item 1.01.  As a result of the closing of the Share Exchange, our primary operations consist of the business and operations of Keyuan International, which are conducted by Keyuan Plastics Co., Ltd.  In the Share Exchange, we are the accounting acquiree and Keyuan International is the accounting acquiror.  Accordingly, we are presenting the financial statements of Keyuan International and its subsidiaries.

(a)	Financial statements of business acquired.

(i)	Audited consolidated financial statements of Keyuan International Group Limited as of and for the years ended December 31, 2009 and 2008, and related notes thereto. Pro forma financial information.

(b)	Unaudited pro forma financial statements and related notes thereto.

(c)	Shell company transactions. None.

(d)	Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement dated April 22, 2010.
4.1	Certificate of Designation of Rights and Preferences of Series A Preferred Stock
4.2	Certificate of Designation of Rights and Preferences of Series M Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Registration Rights Agreement
10.3	Form of Securities Escrow Agreement
10.4	Lock-up Agreement with Delight Reward Limited dated April 22, 2010.
10.5	Form of Series A Warrant
10.6	Form of Series B Warrant
10.7	Share Transfer Agreement between Brian Pak-Lun Mok and Chunfeng Tao, dated April 2, 2010.
10.8	Share Transfer Agreement between O. Wing Po and Jicun Wang, dated April 2, 2010.
10.9	Share Transfer Agreement between Lo Kan Kwan and Peijun Chen, dated April 2, 2010.
10.10	Share Transfer Agreement between Brian Pak-Lun Mok and Xin Yue, dated April 2, 2010.
10.11	Share Transfer Agreement between Brian Pak-Lun Mok and Xin Yue, dated April 2, 2010.
10.12	Employment Agreement by and between Chunfeng Tao and Keyuan Plastics Co., Ltd., May 1, 2007 (English translation).
10.13	Confidentiality and Non-Compete Agreement by and between Chunfeng Tao and Keyuan Plastics Co., Ltd., May 1, 2007 (English translation).
16.1	Letter from The Hall Group, CPAs, dated April 26, 2010.
99.1
Audited consolidated balance sheets of Keyuan International Group Limited and its subsidiaries as of December 31, 2009 and 2008 and the related consolidated statements of income, stockholders’ equity and cash flows for each of the two years ended December 31, 2009.

99.2	Unaudited pro forma financial statements and related notes thereto.
99.3	Press Release dated April 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Pearl Enterprises, Inc.

By:	/s/ Chunfeng Tao
Name:	Chunfeng Tao
Title:	Chief Executive Officer
Dated:	April 28, 2010